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                                                                    EXHIBIT 10.3

                     [j2 Communications, Inc. Letterhead]


                                 April 1, 2001


Richard S. Ressler
Orchard Capital Corporation
6922 Hollywood Blvd., Suite 900
Los Angeles, California 90024

Dear Mr. Ressler:

As you are aware, on April 1, 2000 Orchard Capital Corporation, a California corporation ("Consultant") and j2 Global Communications, Inc. ("Company") entered into a letter agreement, a signed copy of which is attached hereto as Annex A (the "Agreement"), pursuant to which Company retained Consultant as a
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financial consultant and advisor to Company.  We are sending you this letter to document our previous agreement to modify the Agreement so that the term automatically extends for successive 6-month periods unless and until either Company or Consultant provides the other written notice of termination at least 30 days prior to the beginning of the next 6-month extension.

Please sign below to acknowledge and agree that the Agreement has been modified as described above. The Company's signature set forth below indicates its acknowledgement and agreement to this modification.

                                 Very truly yours,

                                 j2 Global Communications, Inc.


                                 By:   /s/ Nehemia Zucker
                                    --------------------------------
                                       Nehemia Zucker
                                       Chief Financial Officer


Accepted and Agreed to as of the Date of this Letter:
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Orchard Capital Corporation


By:    /s/ Richard S. Ressler
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       Richard S. Ressler
       President

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                                    ANNEX A
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                                                        April 1, 2000


Richard S. Ressler
Orchard Capital Corporation
6922 Hollywood Blvd., Suite 900
Los Angeles, California 90024

Dear Mr. Ressler:

     This will confirm the arrangements, terms and conditions pursuant to which, Orchard Capital Corporation, a California corporation ("Consultant"), has been retained to serve as a financial consultant and advisor to JFAX.COM, Inc., a Delaware corporation (the "Company"), on a non-exclusive basis for a period of six (6) months, commencing as of the date hereof. The undersigned hereby agrees to the following terms and conditions:

     1.  Duties as Consultant.  Consultant shall, at the request of the Company,
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provide such financial consulting services and advice pertaining to the
Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will cause its employee, Richard S. Ressler, to function as Chairman of the Board of the Company. The services described in this Section 1 shall be rendered by Consultant at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as shall be reasonably required under the circumstances.

     2.  Compensation.
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           (a)  As compensation for Consultant's services hereunder, the Company shall pay to Consultant in cash, the sum of twelve thousand dollars ($12,000) for each month (prorated for partial months) that service is provided by Consultant pursuant to this Agreement, to be paid on the last day of each month during the term for which this Agreement shall be in effect, with the final payment on the date of termination or expiration.

           (b) The Company shall consider the appropriate equity compensation for Consultant for services rendered during the term hereof. The parties acknowledge that equity compensation may take the form of warrants to purchase shares of JFAX.COM Common Stock, participation by Mr. Ressler in one of its stock option plans, or otherwise. Nothing herein shall be construed to commit the Company to pay any equity compensation to Consultant for services during the period of extension.

           (c) In the event the Company defaults in the payments required to be made hereunder and such default continues five (5) days after written notice of default has been given to the Company, the unpaid balance of all monies which may be earned under this Agreement shall become immediately due and payable.
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           (d)  All reasonable out-of-pocket expenses incurred by Consultant in the performance of the services to be rendered hereunder shall be borne by the Company.

     3.  Available Time.  Consultant shall make available such time as shall be
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reasonably required for the performance of its obligations under this agreement.

     4.  Indemnification.  In consideration of the premises and of the mutual
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agreements hereinafter set forth, the parties hereto agree as follows:

           (a) The Company shall pay on behalf of Consultant and Mr. Ressler and all of their respective officers, directors, shareholders, agents, attorneys, trustees, executors, administrators and assigns (collectively, the "Indemnified Person"), any amount which any such Indemnified Person is or becomes legally obligated to pay as a result of any claim or claims made against such Indemnified Person by reason of the fact of Consultant's or Mr. Ressler's service to the Company pursuant to this agreement (or pursuant to the consulting arrangement between Consultant and the Company which pre-dated this agreement) or otherwise based upon any such Indemnified Person's relationship to the Company or because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, suffered or wrongfully attempted by Consultant or Mr. Ressler or any such Indemnified Person on behalf of the Company. The payments that the Company will be obligated to make hereunder shall include (without limitation) damages, judgments, settlements, costs and expenses of investigation, costs and expenses of defense of legal actions, claims and proceedings and appeals therefrom, and costs of attachments and similar bonds; provided, however, that the Company shall not be
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obligated to pay fines or other obligations or fees imposed by law or otherwise that it is prohibited by applicable law from paying as indemnity or for any other reason.

           (b) Costs and expenses (including, without limitation, attorneys' fees) incurred by any Indemnified Person in defending or investigating any action, suit, proceeding or claim shall be paid by the Company in advance of the final disposition of such matter upon receipt of a written undertaking by or on behalf of such Indemnified Person to repay any such amounts if it is ultimately determined that such Indemnified Person is not entitled to indemnification under the terms of this agreement.

           (c) In the event of payment under this agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

           (d) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against an Indemnified Person:

                i) for which payment is actually made to such Indemnified Person under an insurance policy maintained by the Company, except in respect of any excess beyond the amount of payment under such insurance;

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                 ii)  for which such Indemnified Person is indemnified by the
Company otherwise than pursuant to this agreement;

                iii) based upon or attributable to such Indemnified Person gaining in fact any personal profit or advantage to which he was not legally entitled; provided, however, that notwithstanding the foregoing, an Indemnified
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Person shall be protected under this agreement as to any claims upon which suit may be brought alleging personal profit or advantage on the part of such Indemnified Person, unless a judgment or other final adjudication thereof adverse to such Indemnified Person shall establish that such Indemnified Person gained in fact any personal profit or advantage to which he was not legally entitled;

                 iv) for an accounting of profits made from the purchase or sale by such Indemnified Person of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto; or

                  v) brought about or contributed to by the dishonesty of such Indemnified Person; provided, however, that notwithstanding the foregoing, an
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Indemnified Person shall be protected under this agreement as to any claims upon which suit may be brought alleging dishonesty on the part of such Indemnified Person, unless a judgment or other final adjudication thereof adverse to such Indemnified Person shall establish that such Indemnified Person committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

           (e) An Indemnified Person, as a condition precedent to its right to be indemnified under this agreement, shall give to the Company notice in wiring as soon as practicable of any claim made against him or her for which indemnity will or could be sought under this agreement. Notice to the Company shall be directed to JFAX.COM, Inc. 6922 Hollywood Blvd., Suite 900, Los Angeles, California 90028, Attention: Secretary (or such other address as to the Company shall designate in writing to Consultant). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, any such Indemnified Person shall give the Company such information and cooperation as it may reasonably require and as shall be within such Indemnified Person's power.

           (f) Nothing herein shall be deemed to diminish or otherwise restrict any Indemnified Person's right to indemnification under any provision of the Certificate of Incorporation or By-laws of the Company or under Delaware law.

      5.   Governing Law.  This agreement shall be governed by and construed in
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accordance with Delaware law.

      6.   Severability.  If any provision or provisions of the agreement shall
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be held to be invalid, illegal or unenforceable for any reason whatsoever (i)
the validity, legality and enforceability of the remaining provisions of this agreement (including without limitation, all portions of any paragraphs of this agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in

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any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnified Persons to the fullest enforceable extent.

     7.  Successors and Assigns.  This agreement shall be binding upon all
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successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of Consultant.

     8.  Assignment.  This agreement is personal in nature and is based on the
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unique qualifications of Consultant and its employee, Richard S. Ressler, to provide the services described herein. Therefore, this agreement may not be assigned by Consultant (except to another entity which agrees to provide Mr. Ressler's services on the same terms and conditions as provided herein) without the consent in writing of the Company which may be withheld for any reason whatsoever.

     9.  Termination.  Consultant agrees to continue to serve as a consultant to
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the Company to the best of Consultant's ability until the expiration or earlier termination of Consultant's term pursuant to this agreement or until Consultant tenders its resignation in writing. Termination pursuant to this Section 9 shall not limit rights of Consultant or Indemnified Persons pursuant to Section
4 hereof, which rights shall survive indefinitely.   This agreement shall
automatically terminate in the event that Consultant is unable or unwilling to provide the services of Richard S. Ressler as described herein for any reason whatsoever.


Very truly yours,                               Agreed By:

JFAX.COM, INC.                                  ORCHARD CAPITAL CORPORATION


By:    /s/ Steven J. Hamerslag                  By:    /s/ Richard S. Ressler
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       Steven J. Hamerslag                             Richard S. Ressler
       Chief Executive Officer                         President

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